Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of ScanSource, Inc. of our report dated August 24, 2004, included in the 2004 Annual Report to Shareholders of ScanSource, Inc.

We also consent to the use of our report dated August 24, 2004 with respect to the financial statement schedule of ScanSource, Inc. for the years ended June 30, 2004, and 2003 included in this Annual Report (Form 10-K).

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-94640) of ScanSource, Inc. dated July 17, 1995, in the Registration Statement (Form S-8 No. 333-08884) of ScanSource, Inc. dated April 10, 1998, in the Registration Statement (Form S-8 No. 333-49879) of ScanSource, Inc. dated April 10, 1998, in the Registration Statement (Form S-8 No. 333-78281) of ScanSource, Inc. dated May 12, 1999, in the Registration Statement (Form S-8 No. 333-36766) of ScanSource, Inc. dated May 11, 2000, in the Registration Statement (Form S-8 No. 333-110220) of ScanSource, Inc. dated November 4, 2003, in the Registration Statement (Form S-8 No. 333-115534) of ScanSource, Inc. dated May 14, 2004 and in the related Prospectuses, of our report dated August 24, 2004, with respect to the consolidated financial statements of ScanSource, Inc. incorporated by reference in this Annual Report (Form 10-K) for the year ended June 30, 2004 and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of ScanSource, Inc.

/s/ ERNST & YOUNG LLP

Greenville, South Carolina

September 8, 2004